KPMG Peat Marwick LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402



                        Independent Auditors' Consent


The Board of Directors of Preferred Life Insurance Company of New York and the Contract Owners of Preferred Life Variable Account C:

We consent to the use of our report, dated January 30, 1998, on the financial statements of Preferred Life Variable Account C and our report dated February 4, 1998, on the financial statements of Preferred Life Insurance Company of New
York  included  herein  and to the  reference  to our  Firm  under  the  heading
"EXPERTS".

                                          /s/ KPMG PEAT MARWICK LLP

                                          KPMG Peat Marwick LLP




Minneapolis, Minnesota
April 24, 1998